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                                                                     EXHIBIT 4.7

PLEDGE AGREEMENT entered into as of the 7th day of February, 2003,


BY: SUN MEDIA CORPORATION/CORPORATION SUN MEDIA, a company continued under the laws of British Columbia, having its registered office at 800 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 3P3 and having its chief executive office at 333 King Street, Toronto, Ontario, M5A 3X5 (the "PLEDGOR")

IN FAVOUR OF:              BANK OF AMERICA, N.A., a duly constituted bank,
                           having a place of business at 555 South Flower, 17th floor, in the City of Los Angeles, California, 90071, and at 200 Front Street West, Suite 2700, Toronto,
                           Ontario, M5V 3L2, acting as Administrative Agent for each Lender as defined in the Credit Agreement hereinafter described (the "SECURED PARTY")

In consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Pledgor and the Issuers (as hereinafter defined) agree with the Secured Party as follows:

1.       INTERPRETATION

1.1      DEFINITIONS - In this Agreement:

         "THIS AGREEMENT", "HERETO", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and any similar expressions refer to this Agreement as it may be amended or supplemented from time to time, and not to any particular section or other portion hereof;

         "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

         "COLLATERAL" means all of the property of the Pledgor subject to, or intended to be subject to, the Security Interest, and any reference to "COLLATERAL" shall be deemed to be a reference to "COLLATERAL OR ANY PART THEREOF" except where otherwise specifically provided;

         "CREDIT AGREEMENT" means the credit agreement dated as of February 7, 2003 among the Pledgor, as Borrower, the financial institutions named on the signature pages thereto, as Lenders, and the Agent (as same may subsequently be amended, amended and restated, modified, supplemented or replaced from time to time, the "CREDIT AGREEMENT");

         "CREDIT DOCUMENTS" has the meaning ascribed thereto in the Credit Agreement;


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         "DOCUMENT OF TITLE" has the meaning given to such term in the PPSA as in force on the date hereof;

         "EVENT OF DEFAULT" has the meaning given to such term in section 7;

         "INSTRUMENT" has the meaning given to such term in the PPSA as in force on the date hereof;

         "INTANGIBLE" has the meaning given to such term in the PPSA as in force on the date hereof;

         "ISSUERS" mean Bowes Publishers Limited and Sun Media (Toronto) Corporation;

         "LIEN" means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

         "OBLIGATIONS" means obligations of every nature, absolute or contingent, direct, indirect or otherwise, in any currency, now or at any time and from time to time hereafter due or owing by the Pledgor to the Secured Party and each Lender arising under or in connection with the Credit Documents (such obligations as amended, amended and restated, modified, supplemented or renewed);

         "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

         "PPSA" means the PERSONAL PROPERTY SECURITY ACT (Ontario) as amended from time to time and any Act substituted therefor and amendments thereto; PROVIDED, that if by reason of mandatory provisions of law or the exercise of remedies, the perfection or the effect of perfection or non-perfection of the Security Interest is governed by the PERSONAL PROPERTY SECURITY ACT or equivalent legislation as in effect in a jurisdiction other than Ontario, "PPSA" means the PERSONAL PROPERTY SECURITY ACT or equivalent legislation as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or the exercise of remedies;

         "PROCEEDS" has the meaning given to such term in the PPSA as in force on the date hereof;

         "SECURITY" has the meaning given to such term in the PPSA as in force on the date hereof; and

         "SECURITY INTEREST" has the meaning given to such term in section 2.1.


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1.2 CURRENCY - Except where otherwise expressly provided, all amounts in this
Agreement are stated and shall be paid in Canadian currency.

1.3 GENDER AND NUMBER - In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 INVALIDITY OF PROVISIONS - Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.5 AMENDMENT, WAIVER - No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.6 GOVERNING LAW, ATTORNMENT - This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and each of the Pledgor and the Issuer hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario.

2.  SECURITY INTEREST

2.1 CREATION OF SECURITY INTEREST - The Pledgor hereby grants to the Secured Party, by way of a security interest, pledge, charge, assignment and hypothec, a security interest (the "SECURITY INTEREST") in:

         (a) all ownership, equity or similar interests, including shares of capital stock of the Issuers, including without limitation, all of the Securities listed in Schedule "A", appended hereto and forming part hereof;

         (b) all Securities, Instruments, negotiable Documents of Title and other personal property of any kind which may hereafter be acquired by the Pledgor in renewal of, substitution for, as an accretion to, as owner of, or as a result of the exercise of any rights relating to, any of the property described in this section;

         (c) all dividends, income or other distributions, whether paid or distributed in cash, securities or other property, in respect of any of the property described in this section;


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         (d) all Intangibles now or hereafter relating in any way to any of the property described in this section; and

         (e) all Proceeds (including Proceeds of Proceeds) of any of the property described in this section.

2.2 ATTACHMENT - The attachment of the Security Interest has not been postponed and the Security Interest shall attach to any particular Collateral as soon as the Pledgor has rights in such Collateral.

2.3 DELIVERY OF CERTIFICATE AND DOCUMENTS - The Pledgor herewith delivers to the Secured Party all certificates or other documents representing or relating to the Collateral described in clause 2.1(a).

2.4 SECURITY INTEREST ABSOLUTE - All rights of the Secured Party in the Security Interest, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

         (a) any lack of validity or enforceability of the Credit Documents;

         (b) the failure of the Secured Party to:

                  (i) assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other Person under the provisions of the Credit Documents or otherwise, or

                  (ii) exercise any right or remedy against any Guarantor of, or collateral securing, any of the Obligations;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any of the Obligations;

         (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Obligations or otherwise;

         (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Documents;

         (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guarantee, for any of the Obligations; or


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         (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Pledgor or any Guarantor.

3.  OBLIGATIONS SECURED

3.1 OBLIGATIONS SECURED - The Security Interest granted hereby secures payment, performance and satisfaction of the Obligations.

4.  REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS AND WARRANTIES - The Pledgor represents and warrants, and so long as this Agreement remains in effect shall be deemed continuously to represent and warrant, that:

         (a) the Collateral have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and constitute that percentage of the issued and outstanding shares in the capital and other ownership interest of each Issuer listed in Schedule "A" hereto;

         (b) none of the rights of the Pledgor arising as the legal and beneficial owner of the Collateral have been surrendered, cancelled or terminated except as set forth in this Agreement; and

         (c) there is no default or dispute existing in respect of the Collateral.

5.  COVENANTS OF THE PLEDGOR

5.1 COVENANTS - The Pledgor covenants and agrees that, unless otherwise provided in the Credit Agreement:

         (a) it shall deliver to the Secured Party from time to time promptly upon request any Documents of Title, Instruments, Securities or certificates constituting, representing or relating to the Collateral; and

         (b) in the event that it shall become entitled to receive or shall receive any shares or certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Collateral (or otherwise in respect thereof), the Pledgor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the


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         Secured Party in the exact form received, duly endorsed (in blank) by the Pledgor to the Secured Party, if required, together with an undated stock power or other necessary instrument of transfer covering such certificate duly executed in blank by the Pledgor, to be held by the Secured Party, subject to the terms of this Agreement, as additional security for the Obligations. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Issuers shall be held by the Secured Party as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of any Collateral shall be received by the Pledgor, then the Pledgor shall, until such money or property is paid or delivered to the Secured Party, hold such money or property in trust for the Secured Party, segregated from other funds of the Pledgor, as additional collateral securing the Obligations.

6.  DEALING WITH THE COLLATERAL

6.1 REGISTRATION OF THE COLLATERAL IN NAME OF SECURED PARTY - The Pledgor shall deliver to the Secured Party appropriate powers of attorney for transfer in blank, duly executed, in respect of such of the Collateral as is registrable. The Pledgor hereby authorizes the Secured Party, immediately following the occurrence and continuation of an Event of Default that has not been waived, to
(a) cause such of the Collateral as is registrable to be registered in the name of the Secured Party or its nominee, (b) instruct each of the Issuers to effect such registration upon the request of the Secured Party, and (c) transfer such Collateral into the name of the Secured Party or its nominee, so that the Secured Party or its nominee may appear as the sole owner of record of such Collateral.

6.2 NOTICES AND OTHER COMMUNICATIONS IN RESPECT OF THE COLLATERAL - The Pledgor shall deliver promptly to the Secured Party copies of all notices or other communications received by the Pledgor in respect of the Collateral. Until the occurrence of an Event of Default that has not been waived, the Secured Party shall deliver promptly to the Pledgor all notices or other communications received by the Secured Party or its nominee in respect of the Collateral. After the occurrence and continuation of an Event of Default that has not been waived, the Pledgor waives all rights to receive any notices or communications received by the Secured Party or its nominee in respect of the Collateral.

6.3 VOTING AND OTHER RIGHTS - Once any part of the Collateral is registered in the name of the Secured Party, the Secured Party may, but shall not be obligated to, vote and exercise all rights of conversion or retraction or other similar rights with respect to any Collateral and the Pledgor hereby grants an irrevocable proxy with respect thereto and shall promptly to deliver to the Secured Party such additional proxies and other documents requested by the Secured Party as may be necessary to allow the Secured Party to exercise such voting power, and the Secured Party shall be entitled to receive all dividends (whether paid or distributed in cash, securities or other property) and interest declared and paid or distributed in respect of the Collateral. The Pledgor covenants and agrees that it has not and shall not enter into any voting trust arrangements or shareholder's agreements of any nature whatsoever in respect of the Collateral, including without


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limitation any agreement which would limit or purport to limit the voting rights of the Pledgor prior to the occurrence of an Event of Default or the Secured Party following any Event of Default.

6.4 DELIVERY OF THE COLLATERAL TO SECURED PARTY - Save for Permitted Distributions (as such term is defined in the Credit Agreement) all Collateral received at any time by or on behalf of the Pledgor, whether before or after the occurrence of an Event of Default, shall be received and held by or on behalf of the Pledgor separate and apart from its other properties in trust for the Secured Party and shall be delivered to the Secured Party immediately upon such receipt.

7.  EVENTS OF DEFAULT

7.1 EVENTS OF DEFAULT - The occurrence of any "Event of Default" as defined in the Credit Agreement shall constitute an Event of Default hereunder.

8.  REMEDIES

8.1 REMEDIES AVAILABLE - Upon the occurrence and during the continuation of an Event of Default, the security interests created hereby shall immediately become enforceable and the Secured Party may, either directly or through its agents or nominees, sell or otherwise dispose of, or concur in selling or otherwise disposing of, whether by public sale, private sale or otherwise, the Collateral in such manner and on such terms as it considers to be commercially reasonable. In addition, the Secured Party, shall have the following rights, powers and remedies:

         (a) to make payments to Persons having prior rights or Liens on the Collateral; and

         (b) to demand, commence, continue or defend proceedings in the name of the Secured Party or in the name of the Pledgor for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of, or otherwise enforcing rights, powers or remedies with respect to, the Collateral and to give effectual receipts and discharges therefor.


         In addition to the rights granted in this Agreement and in any other agreement now or hereafter in effect between the Pledgor and the Secured Party, and in addition to any other rights the Secured Party may have at law or in equity or otherwise, the Secured Party shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the PPSA.


         The Secured Party may incur reasonable expenses in the exercise of its rights, powers and remedies set out in this Agreement.


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8.2 SECURITIES AND CORPORATE LAWS - If the Secured Party shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 8.1, the Pledgor agrees that, upon request of the Secured Party, the Pledgor shall, at the Pledgor's expense:

         (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, advisable to register such Collateral pursuant to the provisions of applicable securities and corporate legislation from time to time in effect and the rules and regulations of any regulatory body having jurisdiction which are applicable thereto;

         (b) use its best efforts to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Secured Party; and

         (c) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.


         The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Party by reason of the failure by the Pledgor to perform any of the covenants contained in this section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, the Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Secured Party, acting reasonably) of the Collateral on the date the Secured Party shall demand compliance with this section.

8.3 POSSESSION OF THE COLLATERAL - The Pledgor acknowledges that the Secured Party may at any time take possession of any of the Collateral, save for Permitted Distributions (as such term is defined in the Credit Agreement) not in its possession, wherever it may be located and by any method permitted by law, whether before or after the occurrence of an Event of Default.

8.4 REMEDIES NOT EXCLUSIVE - All rights, powers and remedies of the Secured Party under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Secured Party and any other rights, powers and remedies of the Secured Party however created or arising. No single or partial exercise by the Secured Party of any of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by the Secured Party shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise. The Secured Party shall at all times have the right to proceed against the Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the Secured Party may have with respect to this Agreement or any other security or at law, in equity or otherwise. No delay or omission by the Secured Party in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.


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8.5 LIABILITY FOR DEFICIENCY - Upon a realization of the security interest constituted hereby, the Pledgor shall remain liable to the Secured Party for the Obligations.

8.6 EXCLUSION OF LIABILITY OF THE SECURED PARTY - The Secured Party shall not be liable for any exercise or any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including, without limitation, taking possession of, collecting, enforcing, realizing, selling or otherwise disposing of, preserving or protecting the Collateral, or taking any steps or proceedings for any such purposes or any failure to do any of the foregoing, except in the event of its gross negligence or wilful misconduct. The Secured Party shall not have any obligation to examine any notices or other communications with respect to the Collateral or to advise the Pledgor of the expiry of any warrants, options or other rights in respect of or comprising the Collateral or to advise the Pledgor of any other matter relating to any Persons which are issuers of any of the Collateral, and the Secured Party shall not have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of the Collateral, whether or not in the Secured Party's possession. Subject to the foregoing, the Secured Party shall use reasonable care in the custody and preservation of the Collateral in its possession; PROVIDED however, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. The failure of the Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

8.7 NOTICE OF SALE - Unless required by law, the Secured Party shall not be required to give the Pledgor any notice of any sale or other disposition of the Collateral, the date, time and place of any public sale of the Collateral or the date after which any private disposition of the Collateral is to be made.

8.8 RESTRICTION ON PUBLIC SALES - The Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in applicable securities laws or otherwise, and accordingly, may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favourable than if such sale were a public sale, and notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Secured Party shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under applicable securities laws, or otherwise, even if the issuer would agree to do so.

9.  APPLICATION OF PROCEEDS


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9.1 APPLICATION OF PROCEEDS - The Proceeds arising from the enforcement of the
Security Interest as a result of the possession by the Secured Party of the Collateral or from any sale or other disposition of, or realization of security on, the Collateral (except following acceptance of the Collateral in satisfaction of the Obligations) shall be applied by the Secured Party in the following order:

         (a) first, in payment of the Secured Party's reasonable costs, charges and expenses (including legal fees on a solicitor and his own client basis) incurred in the exercise of all or any of the rights, powers or remedies granted to it under this Agreement;

         (b) second, in payment of amounts paid by the Secured Party pursuant to clause 8.1(a);

         (c) third, in payment of the remainder of the Obligations in such order of application as the Secured Party may determine in accordance with the provisions of the Credit Agreement;

         (d) fourth, subject to sections 9.2 and 9.3, to any Person who has a security interest in the Collateral that is subordinate to that of the Secured Party and whose interest,

                  (i) was perfected by possession, the continuance of which was prevented by the Secured Party taking possession of the Collateral, or

                  (ii) was, immediately before the sale or other disposition by the Secured Party, perfected by registration;

         (e) fifth, subject to sections 9.2 and 9.3, to any other Person with an interest in such Proceeds who has delivered a written notice to the Secured Party of the interest before the distribution of such Proceeds; and

         (f) last, subject to sections 9.2 and 9.3, to the Pledgor or any other Person who is known by the Secured Party to be an owner of the Collateral.

9.2 PROOF OF INTEREST - The Secured Party may require any Person mentioned in clauses 9.1(d), 9.1(e), or 9.1(f) to furnish proof of that Person's interest, and unless the proof is furnished within ten days after demand by the Secured Party, the Secured Party need not pay over any portion of the Proceeds referred to therein to such Person.

9.3 PAYMENT INTO COURT - Where there is a question as to who is entitled to receive payment under clauses 9.1(d), 9.1(e) or 9.1(f), the Secured Party may pay the Proceeds referred to therein into court.


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9.4 MONIES ACTUALLY RECEIVED - Only the actual Proceeds arising from the sale or other disposition of, or realization of security on, the Collateral, when actually received by the Secured Party, shall be credited to the Pledgor, and such actual Proceeds shall mean all amounts received in cash by the Secured
Party upon such sale or other disposition of, or realization of security on, the Collateral.

10.  GENERAL

10.1 POWER OF ATTORNEY - The Pledgor hereby appoints the Secured Party as the Pledgor's attorney, with full power of substitution, in the name and on behalf of the Pledgor, to execute, deliver and do all such acts, deeds, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Pledgor has herein agreed to execute, deliver and do or as may be required by the Secured Party to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Secured Party, and generally to use the name of the Pledgor in the exercise of all or any of the rights, powers or remedies hereby conferred on the Secured Party. This appointment, coupled with an interest, shall not be revoked by the death, insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Pledgor or for any other reason.

10.2 SECURED PARTY MAY PERFORM - If the Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10.4.

10.3 SECURED PARTY HAS NO DUTY - The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or responsibility for:

         (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or are deemed to have knowledge of such matters, or

         (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

10.4 EXPENSES - Subject to any limitations in the Credit Agreement, the Pledgor shall pay to the Secured Party on demand all of the Secured Party's reasonable costs, charges and expenses (including, without limitation, legal fees on a solicitor and his own client basis) in connection with the preparation, registration, amendment or administration of this Agreement; the perfection or preservation of the Security Interest; the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; the enforcement by any means of


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any of the provisions hereof or the exercise of any rights, powers or remedies hereunder; failure by the Pledgor to perform or observe any of the provisions hereof, together with interest thereon from the date each of such costs, charges and expenses was incurred to the date of payment at a rate equal to the applicable rate of interest on Prime Rate Advances determined in accordance with the provisions of the Credit Agreement.

10.5 INDEMNITY - The Pledgor shall indemnify the Secured Party and its nominees against all costs, expenses, liabilities, claims, demands, damages, losses, actions and proceedings of any kind which the Secured Party or its nominees may suffer or reasonably incur by reason of the Secured Party being now or hereafter a holder, or registered as owner, of the Collateral, save and except for those resulting from the Secured Party's own gross negligence or wilful misconduct.

10.6 DEALINGS WITH OTHERS - The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Issuers, debtors of the Issuers, sureties and other Persons and with the Collateral and other security as the Secured Party sees fit, without prejudice to the liability of the Pledgor to the Secured Party or the rights, powers and remedies of the Secured Party under this Agreement.

10.7 NO OBLIGATION TO ADVANCE - Nothing herein contained shall in any way obligate the Secured Party to advance any funds or otherwise make or continue to make any credit available to the Pledgor.

10.8 PERFECTION OF SECURITY INTEREST - The Pledgor and each of the Issuers authorizes the Secured Party to file such financing statements and other documents and do such acts, matters and things as the Secured Party may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of the Secured Party in the Collateral and to realize upon the Security Interest.

10.9 COMMUNICATION - All notices, requests, demands or other communications between the parties hereto shall be given in accordance with the provisions of the Credit Agreement.

10.10 SUCCESSORS AND ASSIGNS - This Agreement shall be binding on the Pledgor, the Issuer and each of their successors, including without limitation, any successor by way of amalgamation and shall enure to the benefit of the Secured Party and its successors and assigns, including without limitation, any successor by way of amalgamation. This Agreement may not be assigned by the Pledgor or any of the Issuers but shall be assignable by the Secured Party in connection with any permitted assignment under the Credit Agreement, free of any set-off, counter-claim or equities between the Pledgor or the Issuers and the Secured Party, and neither the Pledgor nor any of the Issuers shall assert against any assignee of the Secured Party any claim or defence that the Pledgor or any of the Issuers has against the Secured Party.

10.11 COPY RECEIVED -The Pledgor and each of the Issuers hereby acknowledges receipt of (i) a copy of this Agreement, and (ii) a copy of the financing statements/verification statement registered under the PPSA in respect of the Security Interest, and (iii) a copy of the Credit Agreement.

                            [signature page follows]

                  IN WITNESS WHEREOF the Pledgor, the Issuers and the Secured Party have executed this Agreement as of the date first above written.


                                            SUN MEDIA CORPORATION/CORPORATION
                                            SUN MEDIA


                                            Per: /s/ Claudine Tremblay
                                                 -------------------------------




ACCEPTED AND AGREED as of the date first above written


                                            BOWES PUBLISHERS LIMITED


                                            Per: /s/ Claudine Tremblay
                                                 -------------------------------



                                            SUN MEDIA (TORONTO) CORPORATION


                                            Per: /s/ Claudine Tremblay
                                                 -------------------------------




                                            BANK OF AMERICA, N.A.


                                            Per: /s/ [illegible]
                                                 -------------------------------

                                  SCHEDULE "A"


------------------------------------------------------------------------------------------------------------
NUMBER OF SHARES OR OTHER      DESCRIPTION OF SECURITY INTEREST                 PERCENTAGE OF SHARES PLEDGED
SECURITIES
------------------------------------------------------------------------------------------------------------

          100                  Common Shares of Bowes Publishers Limited        100%
                               represented by certificate number C-4
------------------------------------------------------------------------------------------------------------

          8,343                Class A Common Shares of Sun Media               100%
                               (Toronto) Corporation represented by
                               certificate number 1A
------------------------------------------------------------------------------------------------------------

POWER OF ATTORNEY TO SELL AND TRANSFER SECURITIES

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the undersigned hereby sells, assigns and transfers to _______________________________________________________________

________________________________________________________________________________
                        (Name and Address of Transferee)

the securities described below ("Securities") and hereby irrevocably constitutes and appoints Bank of America N.A. as Agent ( the "Secured Party") the attorney of the undersigned to transfer Securities which are Shares on the registers of the Corporation identified below, with full power of substitution in the premises.

DESCRIPTION OF SECURITIES


         100 common shares of the capital stock of BOWES PUBLISHERS LIMITED


         (the "Corporation") represented by certificate number C-4


         registered in the name of the undersigned on the books of the Corporation (the "Shares").



DATED ________________________, 2003



   In the presence of:                         SUN MEDIA CORPORATION/CORPORATION
                                               SUN MEDIA


   /s/ [illegible]                             Per: /s/ Claudine Tremblay
   -------------------------------                  ----------------------------
   [WITNESS(ES) ONLY SIGN HERE]                     [PERSON EXECUTING THIS
                                                    DOCUMENT SIGN HERE]

POWER OF ATTORNEY TO SELL AND TRANSFER SECURITIES

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the undersigned hereby sells, assigns and transfers to________________________________________________________________

_______________________________________    _____________________________________
        (Name and Address of Transferee)

the securities described below ("Securities") and hereby irrevocably constitutes and appoints Bank of America N.A. as Agent ( the "Secured Party") the attorney of the undersigned to transfer Securities which are Shares on the registers of the Corporation identified below, with full power of substitution in the premises.

DESCRIPTION OF SECURITIES

         8,343 Class A Common shares of the capital stock of SUN MEDIA (TORONTO) CORPORATION



         (the "Corporation") represented by certificate number 1A



         _______________________________________________________________________

         registered in the name of the undersigned on the books of the Corporation (the "Shares").



DATED _______________________, 2003




   In the presence of:                         SUN MEDIA CORPORATION/CORPORATION
                                               SUN MEDIA


   /s/ [illegible]                             Per: /s/ Claudine Tremblay
   -------------------------------                  ----------------------------
   [WITNESS(ES) ONLY SIGN HERE]                     [PERSON EXECUTING THIS
                                                    DOCUMENT SIGN HERE]